Information Regarding Joint Filers

Designated Filer of Form 4:                 Joseph Edelman

Date of Earliest Transaction Required to be Reported:          January 7, 2008

Issuer Name and Ticker Symbol:      XTL Biopharmaceuticals Ltd. (XTLB)

Names: Perceptive Life Science Master Fund Ltd., Perceptive Advisors LLC, Michael Cho and Scott Bradley

Address:   Perceptive Advisors LLC
           499 Park Avenue, 25th Floor
           New York, NY 10022


Signatures:

      The undersigned, Perceptive Life Science Master Fund Ltd., Perceptive Advisors LLC, Michael Cho and Scott Bradley are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of XTL Biopharmaceuticals Ltd.


Perceptive Life Science Master Fund Ltd.

By: Perceptive Advisors LLC, its investment manager

By:
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          Name:  Joseph Edelman
          Title: Managing Member



Perceptive Advisors LLC

By:
         -------------------------------------------------
         Name:  Joseph Edelman
         Title: Managing Member

By:
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         Name:  Michael Cho

By:
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       Name:  Scott Bradley